UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 27, 2020

On Deck Capital, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36779	42-1709682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)
1400 Broadway, 25th Floor
New York, New York 10018
(Address of principal executive offices, including ZIP code)
(888) 269-4246
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.005 per share	ONDK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b– 2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Accounting Officer

On March 27, 2020, the Board of Directors (“Board”) of On Deck Capital, Inc. (the "Company") appointed Mr. Mark Torossian, its Senior Vice President, Finance, to the additional role of Principal Accounting Officer of the Company, effective March 30, 2020. Mr. Torossian joined the Company on March 9, 2020.

Mr. Torossian, 36, joined the Company from Bank of New York Mellon ("BNY"), where he held various leadership roles between 2008 and 2020. From January 2016 to March 2020, Mr. Torossian served as Director - Chief Financial Officer of BNY's Asset Servicing Americas business, with responsibility for overseeing all aspects of financial and strategic support for U.S., Canada and Latin America. Prior to that, he served as Vice President and Business Line Controller for U.S. Asset Servicing at BNY from January 2013 to January 2016 with oversight responsibility for the financial management and analysis of certain business lines. Mr. Torossian, a certified public accountant, is an Adjunct Professor of Accounting at Pace University, and Chairman of the Advisory Board of Pace University's Master's in Finance for Professionals. He received an M.S. in Finance and a B.B.A. in Public Accounting from Pace University.

Mr. Torossian’s Compensation Arrangements

Pursuant to an Employment Offer Letter between the Company and Mr. Torossian, dated as of December 30, 2019 (the “Offer Letter”), Mr. Torossian will be entitled to receive as compensation (i) a base salary of $270,000; (ii) a signing bonus of $75,000, (iii) a short-term incentive award targeted at 40% of his base salary, subject to achievement of pre-defined Company and individual performance goals and paid semi-annually; (iv) subject to approval by the Board's Compensation Committee, an award of restricted stock units having a target value of approximately $100,000 that vests in equal annual installments over four years, and a restricted cash award in the amount of $100,000 that will vest equally over three years based on performance relative to targets established by the Compensation Committee; and (v) other standard benefits provided to each of the Company’s executive officers.

Pursuant to the Offer Letter, Mr. Torossian’s signing bonus will be paid in two equal installments; the first installment will be paid with his first paycheck and the second installment will be paid after his third month of employment. If Mr. Torossian voluntarily resigns within 12 months of his start date, he is obligated to repay any installments that have been paid and forfeits any unpaid installments.

The summary of the Offer Letter set forth above do not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ending March 31, 2020.

There is no arrangement or understanding between Mr. Torossian and any other persons pursuant to which Mr. Torossian was appointed as Principal Accounting Officer. There are no family relationships between Mr. Torossian and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, nor are any such transactions currently proposed.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2020	On Deck Capital, Inc.

/s/ Kenneth A. Brause
Kenneth A. Brause Chief Financial Officer